UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2023

InnovaQor, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33191	84-0436055
(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 421-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

InnovaQor, Inc. (the “Company”) is filing this Form 8-K/A to its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission on May 18, 2023 (the “Original Filing”), solely to correctly identify the name of the Company in the first line under Item 1.01. No other changes have been made from the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2023, InnovaQor, Inc. (the “Company”) entered into Securities Purchase Agreements, dated as of May 12, 2023 (the “Purchase Agreements”), with Alcimede Limited (“Alcimede”), Pathlogic Limited (“Pathlogic”) and Hollis Capital Holdings, LLC (“Hollis Capital”). Under the Purchase Agreements, each of Alcimede, Pathlogic and Hollis Capital purchased 100 shares of a newly-authorized Series D Non-Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), of the Company for $10,000. The Company received total proceeds of $30,000. Seamus Lagan is the Managing Director of Alcimede and is also the Managing Director of Epizon Limited, which owns all of the outstanding shares of Series A-1 Supermajority Voting Preferred Stock of the Company (the “Series A-1 Preferred Stock”), Justin Doherty, a Director of the Company, is the Managing Director of Pathlogic. Sharon Hollis, the Chief Executive Officer and a Director of the Company through May 14, 2023, is the Managing Director of Hollis Capital.

The shares of Series D Preferred Stock were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and by Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified by reference to the Purchase Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2023, Epizon Limited, as the holder of all of the outstanding shares of Series A-1 Preferred Stock, representing 51% of the votes entitled to be cast at a meeting of the stockholders of the Company or to vote by written consent, voted by written consent that the following persons be elected as directors of the Company:

Gerard Dab

Justin Doherty

Francisco Roca, III

Prior to the written consent by Epizon Limited, the members of the Board of Directors were Gerard Dab, Justin Doherty and Sharon Hollis.

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Thereafter, also on May 14, 2023, the Board of Directors, by unanimous written consent, (i) elected Gerad Dab as Chairman of the Board and Secretary of the Company; (ii) expanded the size of the Board to four members; (iii) elected Darrell Peterson as a director to fill the vacancy; and (iv) named Mr. Peterson to be Interim President and Chief Executive Officer of the Company. Mr. Peterson will receive a salary at the rate of $10,000 a month.

Mr. Peterson, 64, has had an extensive career in initiating and re-organizing private and public companies serving in capacities ranging from Chief Executive Officer, Chief Financial Officer and consultant. Since January 2021, Mr. Peterson has been CEO and CFO of Galenfeha, Inc., which is a consulting firm for small cap companies. He served as Chief Financial Officer of Nexgen Enterprises, Inc. from October 2018 to October 2022. Nexgen is a combination of closely-held companies. Mr. Peterson assisted in developing accounting systems for each of the companies, including land surveying, the number two mortgage survey company in the State of Florida at the time, automotive services, real estate acquisition, oil field services and logistics. He also headed all legal and tax services during that period. Starting in late 2018, Nexgen grew from $4.5 million to $14.9 million in 2022. Mr. Peterson holds a degree in accounting from Long Island University and started his career with the then Big 8 firm Peat Marwick, now KPMG.

Mr. Roca, 57, has founded and operated a number of businesses in the healthcare industry over the last 20 years, after previously spending 11 years working in the Public Defender’s Office of the 15th Judicial Circuit of Florida. His healthcare businesses have included MRI centers and durable medical equipment providers. Mr. Roca was a founder and Vice President of Sales of Medytox Solutions, Inc., the predecessor business of Rennova Health, Inc., from which the businesses of the Company evolved. At Medtox, he created and oversaw a sales team that grew revenues from under $1 million a year in 2011 to 2012 to in excess of $50 million in 2014. Prior to Medytox, Mr. Roca was the owner and Chief Marketing Officer of Sportscare Orthopedics, Inc., a supplier of orthopedic braces to doctors, clinics and therapists. Mr. Roca holds a Bachelor of Sciences degree from Florida State University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 12, 2023, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada to authorize the issuance of up to 500 shares of Series D Preferred Stock. The following is a summary of certain terms of the Series D Preferred Stock.

General. The Company’s Board of Directors designated 500 shares of the 25,000,000 authorized shares of preferred stock as the Series D Preferred Stock. Each share of the Series D Preferred Stock has a stated value of $100.

Voting Rights. Except as provided by law, the holders of the Series D Preferred Stock shall have no voting rights.

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Dividends. Each holder of Series D Preferred Stock shall be entitled to receive as a dividend an amount equal to (a) the sum of (i) five percent of the amount of gross sales in excess of $500,000 collected by the Company or any subsidiary (on a consolidated basis) in the ordinary course of business during the month immediately preceding the month in which such dividend becomes payable, which amount shall not exceed $25,000; (ii) ten percent of the amount of gross sales in excess of $1 million collected by the Company or any subsidiary (on a consolidated basis) in the ordinary course of business during the month immediately preceding the month in which such dividend becomes payable, which amount shall not exceed $100,000; and (iii) two and one-half percent of the amount of gross sales in excess of $2 million collected by the Company or any subsidiary (on a consolidated basis) in the ordinary course of business during the month immediately preceding the month in which such dividend becomes payable, multiplied by (b) a fraction, the numerator of which is the total number of shares of Series D Preferred Stock held by such holder and the denominator of which is the total number of shares of Series D Preferred Stock then outstanding. Such dividends shall be payable monthly on the last day of the month in arrears in cash out of any funds of the Company legally available therefor. In the event any indebtedness or other agreement to which the Company is a party or otherwise bound limits or prohibits the payment of the dividend in cash, any holder, in their sole discretion, may agree that such dividend payments be made in common stock. Any dividend not paid on cash or common stock shall bear interest at the rate of 8% per annum. The Company shall not declare, pay or set aside any dividends on shares of common stock (other than dividends payable solely in shares of common stock) if any dividends on any shares of Series D Preferred Stock due and payable have not been paid.

Ranking. The Series D Preferred Stock ranks, with respect to dividends and the distribution of assets upon the occurrence of a liquidation, asset transfer or acquisition, (i) senior to the common stock of the Company; (ii) senior to any class or series of capital stock of the Company afterwards created (unless such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series D Preferred Stock); (iii) on parity with any class or series of capital stock of the Company afterwards created specifically ranking, by its terms, on parity with the Series D Preferred Stock; (iv) junior to the Company’s Series A-1 Preferred Stock, Series B-1 Convertible Redeemable Preferred Stock and Series C-1 Convertible Redeemable Preferred Stock; and (v) junior to any class or series of capital stock afterwards created specifically ranking, by its terms, senior to the Series D Preferred Stock.

Conversion. The Series D Preferred Stock is not convertible.

Liquidation. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of outstanding Series D Preferred Stock shall be entitled to receive, and to be paid out of assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or any class of capital stock of the Company ranking junior to the Series D Preferred Stock, an amount equal to 20% of the distributable assets of the Company multiplied by a fraction, the numerator of which is the total number of shares of Series D Preferred Stock held by such holder and the denominator of which is the total number of shares of Series D Preferred Stock then outstanding.

Asset Transfers and Acquisitions. In the event that the Company or any entity of which the Company owns directly or indirectly a majority of the issued and outstanding voting equity is the subject of an Acquisition or Asset Transfer (as such terms are defined in the Certificate of Designation) then each holder of the Series D Preferred Stock shall be entitled to receive out of the proceeds of such Acquisition or Asset Transfer the amount such holder would have been entitled to receive had the Company been liquidated and the proceeds were distributable assets of the Company.

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Transfer. No holder may assign or transfer any shares of Series D Preferred Stock, with certain exceptions, without providing the other holders and the Company a right of first offer.

Non-Competition. The Company may cancel any shares of Series D Preferred Stock for no consideration if the holder at any time during the 36 months after issuance of the shares breaches any restrictive covenant in any employment agreement or consulting agreement to which the holder and Company (or any subsidiary) may be parties or directly or indirectly competes with the Company.

Call Right of the Company. If the Company registers any of its equity securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (or any successor provision), then the Company will have the right to elect to cause a holder to sell its shares of Series D Preferred Stock for the consideration provided in the Certificate of Designation.

The foregoing description of the Series D Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation of the Series D Preferred Stock, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submissions of Matters to a Vote of Security Holders

The information set forth in Item 5.02 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Designation for Series D Non-Convertible Preferred Stock*

10.1	Form of Securities Purchase Agreement, dated as of May 12, 2023*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously Filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2023	INNOVAQOR, INC.

	By:	/s/ Darrell Peterson
Darrell Peterson
Interim Chief Executive Officer
(principal executive officer)

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